Exhibit 16.4

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of MONEY MARKET OBLIGATIONS TRUST (the “Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement(s) on Form N-14 relating to the proposed reorganizations of Huntington U.S. Treasury Money Market Fund (a portfolio of The Huntington Funds) into Federated Treasury Obligations Fund (a portfolio of the Trust), and any amendments to the Registration Statement(s), including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES TITLE DATE

/s/ John F. Donahue August 14, 2015

John F. Donahue Trustee

/s/ J. Christopher Donahue August 14, 2015

J. Christopher Donahue President and Trustee

(Principal Executive Officer)

/s/ Lori A. Hensler August 14, 2015

Lori A. Hensler Treasurer

(Principal Financial Officer)

/s/ John T. Collins August 14, 2015

John. T. Collins Trustee

/s/ G. Thomas Hough August 14, 2015

G. Thomas Hough Trustee

/s/ Maureen Lally-Green August 14, 2015

Maureen Lally-Green Trustee

/s/ Peter E. Madden August 14, 2015

Peter E. Madden Trustee

Reorganization(s) of Huntington U.S. Treasury Money Market Fund into Federated Treasury Obligations Fund

/s/ Charles F. Mansfield, Jr. August 14, 2015

Charles F. Mansfield, Jr. Trustee

/s/ Thomas M. O’Neill August 14, 2015

Thomas M. O’Neill Trustee

P. Jerome Richey August 14, 2015

P. Jerome Richey Trustee

/s/ John S. Walsh August 14, 2015

John S. Walsh Trustee